UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004

EQUIFIN, INC.

(Exact name of registrant as specified in charter)

State of Delaware	1-9547	13-3256265
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification
Number)

1011 Highway 71, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (732) 282-1411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is filed to correct the spelling of “exploratory” to “explanatory” as requested by J.H. Cohn.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On November 24, 2004, J.H. Cohn LLP (“JHC”) resigned as the independent registered public accounting firm for EquiFin, Inc. (“EquiFin”).

The audit reports issued by JHC on the consolidated financial statements of EquiFin as of and for the fiscal years ended December 31, 2003 and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  However, JHC’s reports included explanatory paragraphs relating to EquiFin’s ability to continue as a going concern.

During the period from JHC’s appointment on February 4, 2003 through the date of this Form 8-K, there were no disagreements between EquiFin and JHC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to JHC’s satisfaction, would have caused JHC to make reference to the subject matter of the disagreements in connection with its reports on EquiFin’s consolidated financial statements for such period, nor have there been any reportable events as listed in Item 304(a)(1)(iv) of Regulation S-B.

EquiFin provided JHC with a copy of the foregoing disclosures, and received a letter from JHC confirming its agreement with these disclosures which is attached as Exhibit 16.1 to this report.

Except for its prior independent public accounting firm BDO Seidman, LLP for the interim period January 1, 2003 through February 3, 2003, as described in EquiFin’s 8-K filed with the SEC on February 1, 2003, during EquiFin’s two most recent fiscal years and through the date of this Form 8-K, EquiFin has not consulted with any other independent accountant with respect to any of the matters or reportable events set forth in Item 304(a)(2) of Regulation S-B.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

16.1 Letter from J.H. Cohn LLP

99.1 Press release issued by EquiFin, Inc. on November 30, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2004	EQUIFIN, INC. (Registrant)

/s/ Walter M. Craig, Jr.
By: Walter M. Craig, Jr., President

Exhibit Index

Exhibit Number	Description

16.1	Letter from J.H. Cohn LLP
99.1	Press release issued by EquiFin, Inc. on November 30, 2004